Exhibit 10.8

Jackson Acquisition Company II

2655 Northwinds Parkway

Alpharetta, GA 30009

[●], 2024

RJ Healthcare SPAC II, LLC
2655 Northwinds Parkway

Alpharetta, GA 30009

Re:	Administrative Services Agreement

Ladies and Gentlemen:

This letter agreement by and between Jackson Acquisition Company II, an exempted company incorporated under the laws of the Cayman Islands (the “Company”), and RJ Healthcare SPAC II, LLC, a Georgia limited liability company (the “Services Provider”), dated as of the date hereof, will confirm our agreement that, commencing on the date that securities of the Company are first listed on the New York Stock Exchange (the “Listing Date”) and continuing until the earlier of the consummation by the Company of an initial business combination or the Company’s liquidation (in each case as described in the Registration Statement on Form S-1 (File No. 333-282393) filed with the Securities and Exchange Commission) (such earlier date hereinafter referred to as the “Termination Date”):

1. The Services Provider (and/or any of its affiliates designated by the Services Provider) shall make available to the Company, at the address of the Services Provider referred to above (or any successor location or other existing office locations of the Services Provider or any of its affiliates), office space and administrative and support services as may be reasonably requested by the Company. In exchange therefor, the Company shall pay to the Services Provider (or to any affiliate of the Services Provider designated in writing by the Services Provider to the Company), on the first day of each month, the sum of $10,000 per month commencing on the Listing Date and continuing monthly thereafter until the Termination Date; and

2. The Services Provider hereby irrevocably waives any and all right, title, interest, causes of action and claims of any kind or nature whatsoever (each, a “Claim”) in or to, and any and all right to seek payment of any amounts due to it out of, the trust account (or any monies, securities or other property therein from time to time) established for the benefit of the public stockholders of the Company and into which substantially all of the proceeds of the Company’s initial public offering will be deposited (the “Trust Account”, which term includes all monies, securities and other properties therein from time to time), and hereby irrevocably waives any Claim it presently has or may have in the future as a result of, or arising out of, this letter agreement, which Claim would reduce, encumber or otherwise adversely affect the Trust Account or any monies, securities or other property in the Trust Account, and further agrees not to seek recourse, reimbursement, payment or satisfaction of any Claim against the Trust Account or any monies, securities or other property in the Trust Account for any reason whatsoever.

This letter agreement constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

This letter agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by the parties hereto.

No party hereto may assign either this letter agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party, provided that the Services Provider may assign this letter agreement or any of its rights, interests, or obligations hereunder to an affiliate without the prior written approval of the Company. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee.

This letter agreement constitutes the entire relationship of the parties hereto with respect to the subject matter described herein and this letter agreement shall be governed by and construed in accordance with the laws of the State of New York.

This letter agreement may be executed in any number of counterparts, and each of such counterpart shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. The words “executed”, “execution,” “signed,” “signature,” and words of like import in this letter agreement or in any certificate, agreement or document related to this letter agreement shall include images of manually executed signatures transmitted by facsimile, email or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) but shall not include (nor shall this letter agreement be executed by means of) electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of signatures transmitted electronically and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

[Signature page follows]

Very truly yours,

JACKSON ACQUISITION COMPANY II

By:
	Name:	Richard L. Jackson
	Title:	President and Chief Executive Officer

AGREED TO AND ACCEPTED BY:

RJ Healthcare SPAC II, LLC

By:
	Name:	Richard L. Jackson
	Title:	Managing Member

[Signature Page to Administrative Services Agreement]